Petrolia Energy Corporation 8-K

Exhibit 99.1

Petrolia Energy Sells Bow Energy while Keeping Stake in Indonesian Assets

HOUSTON, TX – September 5, 2018 -- Petrolia Energy Corporation (OTCQB: BBLS) (“Petrolia” or the “Company”) is pleased to announce the sale of Bow Energy Ltd. (“Bow”) to Blue Sky Resources Ltd. (“BSR”), a privately held company with existing oil and gas operations in Indonesia.

The Company will retain a direct 20% interest in all 5 Indonesian Production Service Contracts (“PSC”) held by Bow.

As part of this transaction, BSR has returned 70,807,417 shares of Petrolia, assumed all existing debt held by Bow, and committed to carry the Company for the initial $10 million development cost, including the drilling of two wells at the South Block “A” PSC.

“When we acquired Bow earlier this year, we knew that local financial and operating partners in the region would be essential in commercializing these assets over the long-term,” commented James E. Burns, Chairman of Petrolia Energy. “After a thorough review of the potential partners and offers, the Board decided that BSR provided the best proposal to monetize the Indonesian assets.”

Deal Point Highlights for Petrolia:

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Secured a commitment of $10 million for CAPEX to initiate the regional development plan, including drilling of two wells at the South Bock “A” PSC.

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70,807,417 shares of Petrolia’s common stock will be returned to Petrolia and cancelled.

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Secured a 3% overriding royalty interest (ORRI) in Bohorok PSC., a prolific gas play.

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Eliminated $1,696,332 outstanding debt.

Additional information regarding the disposition is included in the Current Report on Form 8-K filed today by Petrolia with the Securities and Exchange Commission.

About Petrolia Energy Corporation

Petrolia Energy Corporation is an Oil & Gas exploration, production, and service company with producing and prospective onshore assets in the United States, Canada and Indonesia. The Company’s core asset is in the NW Shelf of the Permian Basin, in New Mexico. It has other North American properties in its portfolio, where it is focused on redeveloping existing oil fields in well-established oil rich regions including Oklahoma, Saskatchewan, and Alberta, Canada. In Indonesia, the Company is situated in the prolific Indonesian Sumatra basin, focused on discovering, appraising, developing and producing its interests in 5 Production Sharing Contracts (PSCs) and 1 Joint Study Agreement (JSA). Petrolia’s headquarters are in Houston, Texas.

Forward-looking Statements

Certain information in this press release constitutes forward-looking statements within the meaning of applicable securities laws, including, but not limited to, statements regarding well production, use of proceeds, future drilling, operating expenses, and additional funding. Any statement that does not contain a historical fact may be deemed to be a forward-looking statement. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," or "continue," the negative of such terms, or other comparable terminology, although not all forward-looking statements contain such identifying words.

Forward-looking statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the Company's control, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Such assumptions, risks, and uncertainties include, among others, those associated with exploration activities, oil and gas production, marketing and transportation, cost of operations, loss of markets, volatility of oil and gas prices, reserve and future production estimates, environmental risks, competition, inability to access sufficient capital from internal and external sources, general economic conditions, litigation, and changes in regulation and legislation. Readers are cautioned that the foregoing list is not exhaustive.

Additional information on these and other factors that could affect Petrolia’s operations or financial results is available by contacting Petrolia. The forward-looking statements contained in this press release are made as of the date of this press release, and Petrolia does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by applicable law.

For more Information contact:

Media Contact:

Press@PetroliaEnergy.com

Investor Relations Contact:

IR@PetroliaEnergy.com

www.PetroliaEnergy.com

Source: Petrolia Energy Corporation

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